                                                                    EXHIBIT 4(j)

                  FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

     THIS FOURTH AMENDMENT TO TRUST AGREEMENT is made and entered into February 1, 1996, by and between Hawaiian Electric Industries, Inc. (the "Sponsor") and Fidelity Management Trust Company (the "Trustee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Sponsor and the Trustee have entered into a trust agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, and March 15, 1994 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Sponsor and the Trustee wish to further amend the Trust Agreement as provided in Section 13 thereunder; and

     WHEREAS, the Sponsor heretofore established three trusts: the first, for which Peter C. Lewis and Constance H. Lau serve as trustee, to hold the Plan assets invested in Hawaiian Electric Industries, Inc. common stock and in the ASB Money Market Account and to hold uninvested Plan contributions and repayments of Plan loans until such amounts are invested as directed by participants in accordance with the Plan; the second, for which Hawaiian Trust Company, Limited, serves as trustee, to vote the Plan assets invested in Hawaiian Electric Industries, Inc. common stock; and the third, for which the Trustee serves as trustee, to hold and invest the remaining Plan assets for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, contemporaneously with this Fourth Amendment to Trust Agreement, the Sponsor has removed Peter C. Lewis and Constance H. Lau as trustee with respect to Plan assets invested in the ASB Money Money Market Account and wishes to appoint the Trustee to succeed to such responsibilities; and

     WHEREAS, the Trustee is willing to succeed to the responsibilities of trustee for Plan assets invested in the ASB Money Market Account;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

     1. The Sponsor hereby appoints the Trustee to serve as trustee for Plan assets invested in the ASB Money Market Account, such appointment to be effective as of the date of this Fourth Amendment to Trust Agreement.

     2. The Trustee hereby accepts the appointment to serve as trustee for Plan assets invested in the ASB Money Market Account and agrees to take any and all steps which may be necessary or desirable to facilitate the transfer of title to said assets from Peter C. Lewis and Constance H. Lau to the Trustee.

     3.  The Trust Agreement is hereby amended as follows:

             (a) Schedules "A," "C," "G," and "I" are hereby restated as attached hereto.

     IN WITNESS WHEREOF, the Sponsor and the Trustee have caused this Fourth Amendment to Trust Agreement to be executed by their duly authorized officers or agents effective as of the date first written above.


                                HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                By  Hawaiian Electric Industries, Inc.
                                    Pension Investment Committee



                                By  /s/ Constance H. Lau
                                    --------------------------------------
                                    Constance H. Lau
                                    Asset Manager & Secretary



                                By  /s/ Peter C. Lewis
                                    -------------------------------------
                                    Peter C. Lewis
                                    Member


                                FIDELITY MANAGEMENT TRUST COMPANY



                                By  /s/ Christina L. Epstein
                                    ------------------------
                                    Its Vice President

                                  SCHEDULE "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
- --------------

* Establishment and maintenance of Participant account and election percentages.

* Maintenance of the following plan investment options:

     - Fidelity Retirement Money Market Portfolio
     - ASB Money Market Account
     - Hawaiian Electric Industries, Inc. Common Stock (Fidelity Management Trust Company does not serve as Trustee)
     - Fidelity Puritan Fund
     - Fidelity Magellan Fund
     - Fidelity Asset Manager
     - Fidelity Asset Manager: Growth
     - Fidelity Asset Manager: Income
     - Fidelity Overseas Fund
     - Fidelity Global Bond Fund

* Maintenance of the following money classifications:

     - Salary Reduction
     - Participant Voluntary
     - Rollover
     - HEI Diversified Plan
     - Employer ASB
     - Employer Supplemental
     - IRA
     - Voluntary HEISOP
     - Employer HEISOP

* Processing of investment option trades.

  The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
- ----------

   *  Weekly processing of contribution data and contributions

   * Processing of transfers and changes of future allocations via the telephone exchange system, subject, however, to the following limitations:
      Transfers to and from the Hawaiian Electric Industries, Inc. Common Stock investment option shall be accomplished via hard copy only.

   *  Monthly processing of withdrawals.

Other
- -----

   *  Monthly trial balance
   *  Quarterly administrative reports
   *  Quarterly participant statements
   *  1099Rs and W-2Ps
   *  Participant Loans



HAWAIIAN ELECTRIC INDUSTRIES, INC.       FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES,
    PENSION INVESTMENT COMMITTEE

By  /s/ Constance H. Lau    2/1/96       By /s/ Christina L. Epstein    2/1/96
    ------------------------------          ----------------------------------
    Constance H. Lau          Date          Vice President                Date
    Asset Manager & Secretary

By: /s/ Peter C. Lewis      2/1/96
    ------------------------------
    Peter C. Lewis            Date
    Member

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS
                               ------------------


    In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

     - Fidelity Retirement Money Market Portfolio
     - ASB Money Market Account
     - Hawaiian Electric Industries, Inc. Common Stock (Fidelity Management Trust Company does not serve as Trustee)
     - Fidelity Puritan Fund
     - Fidelity Magellan Fund
     - Fidelity Asset Manager
     - Fidelity Asset Manager: Growth
     - Fidelity Asset Manager: Income
     - Fidelity Overseas Fund
     - Fidelity Global Bond Fund


    The investment option referred to in Section 4(c) and Section 4(e)(v)(B)(5) shall be the ASB Money Market Account.



HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY:  HAWAIIAN ELECTRIC INDUSTRIES, INC.
     PENSION INVESTMENT COMMITTEE


By: /s/ Constance H. Lau      2/1/96
    --------------------      ------
    Constance H. Lau           Date
    Asset Manager & Secretary


By: /s/ Peter C. Lewis        2/1/96
    ------------------        ------
    Peter C. Lewis             Date
    Member

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE GUIDELINES
                         -----------------------------


The following telephone exchange guidelines are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion. FIRSCO will notify the Sponsor of its intent to change these guidelines prior to any change being instituted.

                                  MUTUAL FUNDS
                                  ------------

    EXCHANGES BETWEEN MUTUAL FUNDS
    ------------------------------

    Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next business day basis.

                                 SPONSOR STOCK
                                 -------------

I.  EXCHANGES FROM MUTUAL FUNDS INTO SPONSOR STOCK
    ----------------------------------------------

    Participants who wish to exchange from a mutual fund into Sponsor Stock may call on any business day; however, all trades are held until the 10th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 10th (or previous business day if the 10th is not a business day).

    Mutual fund shares are sold on the 10th of the month (or the previous business day if the 10th is not a business day) and the Sponsor Stock generally is purchased within two (2) business days after the date on which the mutual fund shares are sold.

II. EXCHANGES FROM SPONSOR STOCK INTO MUTUAL FUNDS AND ASB MONEY MARKET ACCOUNT
    ---------------------------------------------------------------------------

    Participants who wish to exchange from Sponsor Stock into mutual funds or ASB Money Market Account may call on any business day; however, all trades
    are held until the 10th of the month.   No calls will be accepted after 4:00
    p.m. (ET) on the 10th (or previous business day if the 10th is not a business day).

   The Sponsor Stock generally is sold on the 12th (or the next business day if the 12th is not a business day) and the subsequent purchase of other investment options will generally take place four (4) business days later. This allows for settlement of the stock trade and the corresponding transfer of funds to Fidelity.

                            ASB MONEY MARKET ACCOUNT
                            ------------------------

I.   EXCHANGES BETWEEN MUTUAL FUNDS AND ASB MONEY MARKET ACCOUNT
     -----------------------------------------------------------

     Participants may call on any business day to exchange between the mutual funds and the ASB Money Market Account. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis

II.  EXCHANGES FROM ASB MONEY MARKET ACCOUNT INTO SPONSOR STOCK
     ------------------------------------------------------------

     Participants who wish to exchange out of the ASB Money Market Account into
     Sponsor Stock   may call on any business day; however, all trades are held
     until the 10th of the month.   No calls will be accepted after 4:00 p.m.
     (ET) on the 10th (or previous business day if the 10th is not a business day).

     ASB Money Market Account balances are liquidated on the 11th (or the next business day if the 11th is not a business day) and the Sponsor Stock is generally purchased within two (2) business days after the ASB Money Market Account balances are liquidated.


HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.
    PENSION INVESTMENT COMMITTEE



By: /s/ Constance H. Lau    2/1/96
    --------------------    ------
    Constance H. Lau         Date
    Asset Manager & Member


By: /s/ Peter C. Lewis      2/1/96
    ------------------      ------
    Peter C. Lewis           Date
    Member

                                  SCHEDULE "I"

                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

                         OPERATING PROCEDURES AGREEMENT


Based upon Fidelity Institutional Retirement Services Company's ("Fidelity's") understanding of the American Savings Bank ("ASB") Money Market Account (the "Fund") which will be priced at $1.00, the operating procedures are as follows:


PRICING

ASB shall provide Fidelity with a change to the net asset value (NAV) and interest rate, in writing, via fax, at least fifteen calender days prior to the effective date. A list of employee names, including signatures, that are authorized to initiate changes to the interest rate are attached hereto as
Exhibit I. If for any reason, ASB is unable to determine a current valuation, the last reported valuation of the Fund shall remain in effect. The valuations provided by ASB shall not be reviewed by Fidelity. Fidelity shall be responsible for accurately reflecting the NAV on the Fidelity Participant Recordkeeping System and participant statements.


TRADE INSTRUCTIONS:

By 9:00 a.m. Eastern Time ("ET") each business day, Fidelity will provide to Hawaiian Electric Industries ("Sponsor"), via fax, a report of net activity that occurred in the Fund on the prior business day. The report will reflect the net dollar and share amounts of assets invested or withdrawn as of the end of the processing date.

Fidelity will fax the report to the Sponsor each day, regardless of processing activity. If for any reason Fidelity is unable to fax the report to the Sponsor, Fidelity will notify Sponsor of this by 2:00 p.m. ET. Sponsor is responsible each business day, by 3:00 p.m. ET, for notifying Fidelity if the report has not been received.

MONETARY TRANSFERS:

For purposes of wire transfers, Fidelity will net purchase and redemption activity occurring on the same day. The monetary transfers between Fidelity and ASB will operate as follows:

 . Based upon the cash value of the net redemption activity reported each day, ASB will initiate a wire transfer to Fidelity for receipt by no later than the close of business at the New York Federal Reserve Bank on the date the report of net activity is received by ASB. The mailing of participant distribution checks and investments into other investment options will occur upon receipt of the wire from ASB.

 . Based upon the cash value of the net purchase activity reported each day, Fidelity will initiate a wire transfer to ASB for receipt by no later than the close of business at the New York Federal Reserve Bank on the business day after the transactions are processed on the Fidelity Participant Recordkeeping System.

 . Wires will be sent according to wire instructions listed below.

Fidelity and ASB will monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving party is responsible for notifying the sender of this problem by 3:00 p.m. ET the next day. The party in error shall be responsible for the amount of such wire, plus associated bank penalties.

CORPORATE ACTIONS:

If applicable, Sponsor will notify Fidelity of any proxies and other corporate actions. If requested, Fidelity will provide Sponsor with participant balance and address information necessary for any proxy mailing or other corporate actions. Fidelity will not have any additional responsibilities relative to corporate actions.

Fidelity assumes no responsibility for any loss incurred due to inaccurate communication of corporate actions or failure to communicate corporate actions by Sponsor.

RECONCILIATION:

Fidelity shall send a Monthly Trial Balance that summarizes activity in the Fund to the Sponsor within twenty (20) business days of each calendar month end. The Sponsor or ASB shall notify Fidelity of any discrepancies within twenty (20) business days of receipt. Additionally, ASB shall send Fidelity monthly fund statements no later than ten (10) business days after each calendar month end.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by ASB or the Sponsor.

Fidelity agrees to indemnify and hold harmless the Sponsor and ASB for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by Fidelity.

INDEMNIFICATIONS:

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

- - Any loss incurred by Fidelity due to a pricing error caused by the Sponsor or ASB. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

- - Any loss incurred by Fidelity due to the inaccurate communication of corporate actions by the Sponsor or ASB, or failure to communicate corporate actions by the Sponsor or ASB.

- - Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by the Sponsor or ASB.

Fidelity agrees to indemnify and hold harmless Sponsor and ASB for the following:

- - Any loss incurred by ASB, the Sponsor or a participant and/or beneficiary due to a trading error caused by Fidelity. Fidelity also agrees to compensate the Sponsor, ASB, participant and/or beneficiary for the cost of any adjustments to the Fund due to such error.

- - Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by Fidelity.

Fidelity's Wire Transfer                    American Savings Bank's Wire
  Instructions:                               Instructions:
Bankers Trust of New York, NY               Federal Home Loan Bank of Seattle
ABA Number:  021 001 033                    ABA Number: 125040880
Account Name: FPRS Depository               Account Name: American Savings Bank
Account Number: 00163002                    Account Number: 8384-0012
Plan 56566 Hawaiian Electric Retirement     Ref:  Hawaiian Electric Industries
  Savings Plan                                Retirement Savings Plan

The above procedure and conditions are hereby confirmed by all parties.

FIDELITY INSTITUTIONAL RETIREMENT           HAWAIIAN ELECTRIC INDUSTRIES
  SERVICES COMPANY                            PENSION INVESTMENT COMMITTEE

By: /s/ James M. McKinney                   By: /s/ Constance H. Lau
    ---------------------                       --------------------
                                                Constance H. Lau

Title: Sr. Vice President                   Title:  Asset Manager & Secretary
       ------------------                           ---------------------------

Date:  3/1/96                               Date:  2/1/96
       ------                                      ------

AMERICAN SAVINGS BANK
                                            By: /s/ Peter C. Lewis
                                                --------------------------------
                                                Peter C. Lewis

By:  /s/ Wayne Minami                       Title: Member
     ----------------                              -----------------------------
     Wayne Minami

Title:  President                           Date:  2/1/96
       ----------                                  ------

Date:  February 1, 1996
     ------------------

                                                                       EXHIBIT 1

                                  SCHEDULE "I"


The following individuals are authorized to initiate changes to the daily interest rate for the ASB Money Market Account investment alternative.



/s/ Ralph Y. Nakatsuka
- ------------------------------------------
Ralph Y. Nakatsuka, Executive Vice
President



/s/ Alvin N. Sakamoto
- ------------------------------------------
Alvin N. Sakamoto, Vice President/
Controller



/s/ Elizabeth Kunishima
- ------------------------------------------
Elizabeth Kunishima, Assistant Vice
President/Assistant Controller



/s/ Sharon Kanno
- ------------------------------------------
Sharon Kanno, Assistant Controller